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                                                                    EXHIBIT 5.1


                                  Law Offices
                                FREER & McGARRY
                           A Professional Corporation


                                              1000 Thomas Jefferson Street, NW
                                              Suite 600
                                              Washington, D.C. 20007-3835
                                              Telephone:  (202) 965-6565
                                              Facsimile:  (202) 965-4839



                               November 30, 1995




The Board of Directors
Winners Entertainment, Inc.
30448 Rancho Viejo Road, Suite 110
San Juan Capistrano, California 92675

Gentlemen:

        We have represented Winners Entertainment, Inc. (the "Company") in connection with that certain Letter Agreement dated November 17, 1995 between the Company and Donald G. Saunders (the "Agreement") and the issuance of 200,000 shares of teh Company's Common Stock (the "Shares") to Mr. Saunders pursuant to the terms of the Agreement. In connection with giving this opinion, we have reviewed teh records of the Company's actions in connection with entering into the Agreement and the issuance of the Shares and such other matters that we have considered necessary to render this opinion.

        Based upon the foregoing, we are of the opinion that the Shares when issued were legally issued, fully paid and non-assessable.

        We consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the Shares and to the reference to us in the Regisration Statement.


                                                   Sincerely yours.

                                                   FREER & McGARRY, P.C.


                                                   By /s/ PATRICK H. ALLEN
                                                      -----------------------
                                                           Patrick H. Allen

/PHA